Exhibit 10.1

Amendment to Supplemental Agreement to Exclusive Business Cooperation Agreement

This Amendment to Supplemental Agreement to Exclusive Business Cooperation Agreement (“this Amendment”) is made and entered into by and between the following Parties on May 14, 2012 in Xin Mi City, the People’s Republic of China (“China” or “PRC”):

Party A:	Zhengzhou Annec Industrial Co. Ltd.
Address:	Quliang Technology Industry Zone, Xinmin City, Henan Province, P. R. China

Party B:	Annec (Beijing) Engineering Technology Co., Ltd.
Address:	Room 808, No. 248, Guang An Men Avenue, Xicheng District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

The Parties entered into a Supplemental Agreement to Exclusive Business Cooperation Agreement (“Supplemental Agreement”) on January 16, 2011;

Now, therefore, through mutual discussion, the Parties have reached the following Amendment to Supplemental Agreement:

Both Parties agree to amend Article 2.2 and 2.3 of the Supplemental Agreement as follows:

Party B will pay Party A the Annual Service Fee stipulated in the Supplemental Agreement when it is requested to pay such Annual Service Fee by Party A.

This Amendment only supersedes Article 2.2 and 2.3 of the Supplemental Agreement and will not affect all the other stipulations in the Supplemental Agreement.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Supplemental Agreement to Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Zhengzhou Annec Industrial Co. Ltd.

By:

Name:

Title

Party B: Annec (Beijing) Engineering Technology Co., Ltd.

By:

Name:

Title

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